EXHIBIT 99.1

Primerica Announces Agreement to Acquire e-TeleQuote

•Senior health insurance distribution to expand Primerica’s broad financial services portfolio

•Enhances Primerica’s middle-income focused client reach

DULUTH, GA, & CLEARWATER, FL, APRIL 19, 2021 - Primerica, Inc. (NYSE:PRI), a leading provider of financial services to middle-income families throughout the United States and Canada, and Etelequote Limited, a senior health insurance distributor of Medicare-related insurance policies, announced today that they have signed a definitive agreement under which Primerica will acquire 80% of Etelequote Limited’s operating subsidiaries (collectively, “e-TeleQuote”) at an enterprise value of $600 million. Under the terms of the agreement, Primerica will purchase the remaining 20% stake over a period of up to four years. The companies also signed a distribution agreement for Primerica’s U.S. sales force to refer Medicare Advantage and Medicare Supplement sales to e-TeleQuote. The transaction is expected to close in July 2021.

“This acquisition will combine the strengths of two successful companies, positioning both for expanded growth,” said Glenn Williams, Primerica Chief Executive Officer. “The synergies between the client relationships of our sales force and e-TeleQuote’s expertise in senior health insurance plans are a major factor in our decision to enter this space. e-TeleQuote’s specialized technology platform and dynamic sales centers align perfectly with Primerica’s powerful distribution capabilities, allowing us to deliver additional value to our clients, sales representatives, employees, and stockholders.”

Williams continued: “This announcement is the culmination of several years of work by our strategy and leadership teams and furthers our long-term strategic plan.  e-TeleQuote is the right size acquisition for us in an adjacent, high-growth sector. We look forward to welcoming the e-TeleQuote team to the Primerica family and working together to expand our positive impact on the financial lives of middle-market clients of all ages.”

Headquartered in Clearwater, FL, e-TeleQuote is an innovative, fast growing business in the senior health insurance distribution space with a broad geographic reach into all 50 U.S. states and Puerto Rico. Led by strong entrepreneurial management, the 10-year-old company is well-positioned to expand its role as a distributor of Medicare-related plans, which help seniors defray medical expenses and provide peace of mind.

One of e-TeleQuote’s core strengths is the breadth of its carrier relationships. e-TeleQuote offers products from a wide array of carriers (including United Healthcare, Humana, and Anthem) with over 2,700 Medicare Advantage plans available. e-TeleQuote also has a growing Medicare supplement business with 4 carriers. This breadth aligns well with Primerica’s distribution footprint and will enable Primerica to serve the financial needs of clients more fully throughout their lifecycle. Consumers may obtain information on available plans through e-TeleQuote agents or its consumer facing website www.easymedicare.com.

“We are excited about the many opportunities that present themselves through the combination of our two organizations,” said Anthony P. Solazzo, CEO and Founder of e-TeleQuote. “We believe that e-TeleQuote’s carrier agnostic approach to helping Medicare beneficiaries find solutions to their healthcare needs, as well as our other core values, align perfectly with Primerica. Both organizations are dedicated to serving constituents who have long been underserved and do so through an educational approach that meets the needs of consumers. It is the similar commitment to consumers, employees, and our communities that makes this a mutually beneficial arrangement.”

Financial Terms

Under the terms of the share purchase agreement, Primerica will acquire 80% of e-TeleQuote at a $600 million enterprise value and a $450 million implied equity value based on an estimated $150 million in net debt at closing. Primerica will fund the transaction – which includes the 80% equity stake for $360 million as well as replacing e-TeleQuote’s existing debt with lower cost funding provided by Primerica – with $370 million in cash, a $125 million draw on its revolving credit facility, and a $15 million seller’s note. e-TeleQuote’s stockholders will have a potential earnout of up to $50 million payable in cash if specified financial targets are achieved in 2021 and 2022.

Specifically, Primerica will acquire 70.25% of e-TeleQuote from The Resource Group International, Limited, representing its entire ownership stake, and 9.75% of e-TeleQuote from e-TeleQuote management. Following the closing, the remaining stake will be held by e-TeleQuote’s management. Structural components such as the potential earnout, call and put options and a new management incentive plan are expected to incentivize and encourage retention of key members of the e-TeleQuote team. The call and put options will be exercisable over up to a four-year period. The transaction is expected to be immediately accretive to Primerica’s earnings.

As a result of this announcement, Primerica has suspended stock buybacks through the remainder of 2021 but expects to resume repurchases in 2022.

Strategic Rationale

Primerica’s acquisition of e-TeleQuote is a natural extension of its strategy to distinguish itself as the leading distributor of financial services products to meet middle-income families’ evolving needs.  With a product portfolio that provides a solid foundation for financial security – term life insurance, annuities, IRAs, managed investment accounts, mortgage lending, pre-paid legal services, and the coming addition of senior health insurance plans – Primerica is positioning itself to become an even more important part of the financial lives of the overlooked middle-income market.  Senior health insurance plans play a critical role in bridging the gap between Medicare and the healthcare expenses seniors often face after turning 65 years of age. Acquiring e-TeleQuote will support Primerica’s already formidable distribution capabilities, enhance Primerica’s earning streams, extend Primerica’s reach into new markets and create recruitment and referral opportunities for Primerica’s sales force.

Approvals and Timing

The transaction has been approved by both companies' boards of directors and is expected to close on July 1. The transaction is subject to regulatory and other customary closing conditions.

Advisors

Goldman Sachs & Co. LLC served as financial advisor to Primerica and Sidley Austin LLP served as legal counsel to Primerica. J.P. Morgan Securities LLC served as financial advisor to e-TeleQuote, and Orrick, Herrington & Sutcliffe LLP served as legal counsel to e-TeleQuote.

Webcast/Conference Call

Primerica will conduct a webcast at 5:30 p.m. Eastern on April 19, 2021 to discuss the planned acquisition. The investor webcast can be accessed at the Company’s investor relations website, https://investors.primerica.com. A webcast replay will be available on the website after the call. For additional information on the pending transaction, please see www.primerica.com/public/announcement.

Forward-looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release do not constitute guarantees of future performance. Those statements, which are not strictly historical statements, including, without limitation, statements regarding the proposed acquisition of a majority stake in e-TeleQuote; the benefits of the acquisition of a majority stake in e-TeleQuote, including the expansion of Primerica’s distribution and lead curation capabilities, potential new cross-selling opportunities and market reach, diversification of Primerica’s earning streams, acceleration of Primerica’s long-term strategic plans and movement into an adjacent sector, potential enhancement of growth and earnings expectations, and the potential value and synergies that the strategic partnership may deliver, including to Primerica’s clients, sales force, employees and stockholders; expectations regarding new debt; and the expected timing of the proposed transactions, constitute forward-looking statements.

Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the ability of Primerica and the selling shareholders to close the announced transaction; the ability of Primerica to realize the potential benefits of the acquisition of a majority stake in e-TeleQuote; the possibility that the closing of the transaction may be delayed; potential disruptions to Primerica’s and e-TeleQuote’s operations, distraction of management and other risks related to Primerica’s integration of e-TeleQuote’s business, team, technology and sales centers; e-TeleQuote’s ability to recruit agents; e-TeleQuote’s ability to retain management and key employees; the ability of e-TeleQuote’s sales agents to place policies based on leads provided by Primerica; revenue growth and recognition of revenue; products and services, and their development and distribution; risks related to economic, regulatory and competitive factors; risks related to Primerica and e-TeleQuote’s key strategic relationships, including e-TeleQuote’s carrier relationships; and other risks detailed in Primerica’s filings with the Securities and Exchange Commission. Primerica assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

About Primerica, Inc.

Primerica, Inc., headquartered in Duluth, GA, is a leading provider of financial services to middle-income households in the United States and Canada. Independent licensed representatives educate Primerica clients about how to better prepare for a more secure financial future by assessing their needs and providing appropriate solutions through term life insurance, which the company underwrites, and mutual funds, annuities and other financial products, which the company distributes primarily on behalf of third parties. Primerica insured over 5.5 million lives and had approximately 2.6 million client investment accounts at December 31, 2020. Primerica, through its insurance company subsidiaries, was the #2 issuer of Term Life insurance coverage in North America in 2020. Primerica stock is included in the S&P MidCap 400 and the Russell 1000 stock indices and is traded on The New York Stock Exchange under the symbol “PRI.”

About e-TeleQuote

e-TeleQuote, the owner and operator of easyMedicare.com, is an independent digital insurance marketplace providing individuals the ability to purchase Medicare insurance from the comfort of their homes. The company diligently researches available plan options from multiple insurance carriers, helping people choose a plan that best suits their needs. e-TeleQuote provides personal consultation through experienced licensed Medicare advisors who suggest plan coverage options based on an individual’s particular needs. The company is proud to serve in excess of 150,000 people across the United States.

Primerica, Inc.

Media:

Keith Hancock

470-564-6328

Email: Keith.Hancock@primerica.com

Investors:

Nicole Russell

470-564-6663

Email: Nicole.Russell@primerica.com

e-Tele Quote Insurance, Inc.

Paulee Day

(727) 953-9458

p.day@e-telequote.com

5